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                                                               EXHIBIT (d)(xvii)

                                MANAGED PORTFOLIO
                                       OF
                          ENTERPRISE ACCUMULATION TRUST

                          PORTFOLIO MANAGER'S AGREEMENT

         THIS AGREEMENT, made the 28th day of December, 2000, is among Enterprise Accumulation Trust (the "Fund"), a Massachusetts business trust, Enterprise Capital Management, Inc., a Georgia corporation (hereinafter referred to as the "Adviser"), and Wellington Management Company, LLP, a Massachusetts limited liability partnership, (hereinafter referred to as the "Portfolio Manager").

BACKGROUND INFORMATION

         (A) The Adviser has entered into an Investment Adviser's Agreement with the Fund ("Investment Adviser's Agreement"). Pursuant to the Investment Adviser's Agreement, the Adviser has agreed to render investment advisory and certain other management services to all of the portfolios of the Fund, and the Fund has agreed to employ the Adviser to render such services and to pay to the Adviser certain fees therefore. The Investment Adviser's Agreement recognizes that the Adviser may enter into agreements with other investment advisers who will serve as portfolio managers to the portfolios.

         (B) The parties hereto wish to enter into an agreement whereby the Portfolio Manager will provide to the Managed Portfolio, a series of the Fund (the "Managed Portfolio") securities investment advisory services for that Managed Portfolio.

WITNESSETH THAT:

         In consideration of the mutual covenants herein contained, the Fund, Adviser and the Portfolio Manager agree as follows:

                  (1) The Fund and Adviser hereby employ the Portfolio Manager to render certain investment advisory services to the Managed Portfolio, as set forth herein. The Portfolio Manager hereby accepts such employment and agrees to perform such services on the terms herein set forth, and for the compensation herein provided.

                  (2) The Portfolio Manager shall manage the investments of the Managed Portfolio and the composition of the Managed Portfolio, including the purchase, retention, and disposition thereof, or such portion of the assets of the Managed Portfolio as the Adviser shall specify from time to time, in accordance with the investment objectives, restrictions and limitations applicable to the Managed Portfolio which are set forth in the Fund's most recent Registration Statement or any supplements thereto.

                  (3) The Portfolio Manager shall provide supervision of the Managed Portfolio's investments and determine from time to time what investments and securities will be purchased, retained or sold by the Managed Portfolio and what portion of the assets will be invested or held uninvested in cash, in accordance with the investment objectives, restrictions and limitations applicable to the Managed Portfolio which are set forth in the Fund's most recent Registration Statement or any supplements thereto.

                  (4) The Portfolio Manager shall maintain all books and records with respect to the Managed Portfolio's transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the Investment Company Act of 1940 ("the 1940 Act") and shall render

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to the Fund's Board of Directors such periodic and special reports as the Fund's
Board of Directors may reasonably request. The Portfolio Manager shall timely furnish to the Adviser all information relating to the Portfolio Manager's services under this Agreement needed by the Adviser to keep the other books and records of the Managed Portfolio required by Rule 31a-1 under the 1940 Act. The Portfolio Manager agrees that all records that it maintains on behalf of the Managed Portfolio are property of the Managed Portfolio and the Portfolio
Manager will surrender promptly to the Managed Portfolio any of such records upon the Managed Portfolio's request; provided, however, that the Portfolio Manager may retain a copy of such records. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to this Agreement. The Portfolio Manager shall perform a monthly reconciliation of the Managed
Portfolio to the holdings report provided by the Fund's custodian and bring any material or significant variances regarding holdings or valuations to the attention of the Adviser.

                  (5) The Portfolio Manager shall for all purposes herein be deemed to be an independent contractor. The Portfolio Manager has no authority to act for or represent the Fund or the portfolios in any way except to establish brokerage accounts with one or more brokers, dealers or other financial intermediaries as the Portfolio Manager may select and to direct securities transactions pursuant to its investment advice hereunder. The Portfolio Manager is not an agent of the Fund or the Managed Portfolio.

                  (6) It is understood that the Portfolio Manager does not, by this Agreement, undertake to assume or pay any costs or expenses of the Fund or the Managed Portfolio.

                  (6) (a) The Adviser agrees to pay the Portfolio Manager for its services to be furnished under this Agreement, with respect to each calendar month after the effective date of this Agreement, on the twentieth (20) day after the close of each calendar month, a sum equal to 0.03333 of 1% of the average of the daily closing net asset value of the Managed Portfolio managed by the Portfolio Manager during such month (that is, 0.40 of 1% per year) for the first $500,000,000 (five hundred million dollars) of assets under management; a sum equal to 0.029166 of 1% of the average daily closing net asset value of the Managed Portfolio managed by the Portfolio Manager during such month (that is, 0.35 of 1% per year) for the next $500,000,000; a sum equal to 0.025 of 1% of the average of the daily closing net asset value of the Managed Portfolio managed by the Portfolio Manager during such month (that is, 0.30 of 1% per year) for the next $1,000,000,000 (one billion dollars) of assets under management up to $2,000,000,000 (two billion dollars); and a sum equal to
0.02083 of 1% of the average of the daily closing net asset value of the Managed Portfolio managed by the Portfolio Manager during such month (that is 0.25 of 1% per year) for assets under management thereafter.

                  (6) (b) The payment of all fees provided for hereunder shall be prorated and reduced for sums payable for a period less than a full month in the event of termination of this Agreement on a day that is not the end of a calendar month.

                  (6) (c) For the purposes of this Paragraph 6, the daily closing net asset values of the Portfolio shall be computed in the manner specified in the Registration Statement for the computation of the value of such net assets in connection with the determination of the net asset value of the Portfolio's shares.

                  (7) The services of the Portfolio Manager hereunder are not to be deemed to be exclusive, and the Portfolio Manager is free to render services to others and to engage in other activities so long as its services hereunder are not impaired thereby. Services to be furnished by the Portfolio Manager under this agreement may be furnished through the medium of any of the Portfolio Manager's partners, officers, or employees. However, day-to-day management of the Managed Portfolio shall be the

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responsibility of the individual specified in the Fund's Registration Statement, or any supplements thereto. Without in any way relieving the Portfolio Manager of its responsibilities hereunder, it is agreed that the Portfolio Manager may employ others to furnish factual information, economic advice and/or research, and investment recommendations, upon which its investment advice and service is furnished hereunder.

                  (8) In the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or reckless disregard of its obligations and duties hereunder, the Portfolio Manager shall not be liable to the Fund, the Portfolio or the Adviser or to any shareholder or shareholders of the Fund, the Portfolio or the Adviser for any mistake of judgment, act or omission in the course of, or connected with, the services to be rendered by the Portfolio Manager hereunder.

                  (9) The Portfolio Manager will take necessary steps to prevent the investment professionals of the Portfolio Manager who are responsible for investing assets of the Managed Portfolio from taking, at any time, a short position in any shares of any holdings of the Managed Portfolio or any accounts in which such individuals have a beneficial interest, excluding short positions, including without limitation, short against-the-box positions, effected for tax reasons. The Portfolio Manager has adopted a written policy prohibiting insider trading, a copy of which has been provided to the Adviser.

                  (10) In connection with the management of the investment and reinvestment of the assets of the Managed Portfolio, the Portfolio Manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Managed Portfolio, including those which from time to time may furnish to the Portfolio Manager or its affiliates statistical and investment research information and other services and is directed to use its best efforts to obtain the best available price and most favorable execution with respect to such purchases and sales of portfolio securities for the Managed Portfolio. Subject to this primary requirement, and maintaining as its first consideration the benefits for the Managed Portfolio and its shareholders, the Portfolio Manager shall have the right, subject to the direction of the Board of Trustees of the Fund to select certain brokers and dealers who furnish statistical research and other services to the Managed Portfolio, the Adviser, or the Portfolio Manager and, subject to the Conduct Rules of the National Association of Securities Dealers, Inc. to select brokers and dealers who sell shares of the Funds.

                  (11) The Adviser has delivered to the Portfolio Manager copies of each of the following documents and will deliver to it all future amendments and supplements, if any:

                  (11) (a) By-Laws of the Fund (such By-Laws, as in effect on the date of this Agreement and as amended from time to time, are herein called the "By-Laws")

                  (11) (b) Certified resolutions of the Fund's Board of Trustees authorizing the appointment of the Adviser and Portfolio Manager with respect to the Managed Portfolio, and approving the form of this Agreement;

                  (11) (c) Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") relating to the Fund and shares of the Fund's beneficial shares, and all amendments thereto;

                  (11)     (d) Prospectus of the Fund.

                  (12) During the term of this Agreement, the Adviser agrees to furnish the Portfolio Manager at its principal office all sales literature prepared for distribution to shareholders of the Managed

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Portfolio, the Fund or the public that refer to the Portfolio Manager in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Portfolio Manager reasonably objects in writing within five business days (or such other period as may be mutually agreed) after receipt thereof. The Portfolio Manager's right to object to such materials is limited to the portions of such materials that expressly relate to the Portfolio Manager, its services and its clients. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Portfolio Manager or its clients in any way are consistent with those materials previously approved by the Portfolio Manager as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Portfolio Manager by first class or overnight mail, facsimile transmission equipment or hand delivery.

                  (13) On occasions when the Portfolio Manager deems the purchase or sale of a security to be in the best interest of the Managed Portfolio as well as other clients of the Portfolio Manager, it may allocate such transactions in the manner it considers to be the most equitable and consistent with its fiduciary obligation to the Managed Portfolio and to such other clients.

                  (14) The Fund may terminate this Agreement by thirty (30) days written notice to the Adviser and the Portfolio Manager at any time, without the payment of any penalty, by vote of the Fund's Board of Trustees, or by vote of a majority of its outstanding voting securities. The Adviser may terminate this Agreement by thirty (30) days written notice to the Portfolio Manager and the Portfolio Manager may terminate this Agreement by thirty (30) days written notice to the Adviser, without the payment of any penalty. This Agreement shall immediately terminate in the event of its assignment, unless an order is issued by the Securities and Exchange Commission conditionally or unconditionally exempting such assignment from the provision of Section 15 (a) of the Investment Company Act of 1940, in which event this Agreement shall remain in full force and effect.

                  (15) Subject to prior termination as provided above, this Agreement shall continue in force from the date of execution until December 31, 2002 and from year to year thereafter if its continuance after said date: (1) is specifically approved on or before said date and at least annually thereafter by vote of the Board of Trustees of the Fund, including a majority of those Trustees who are not parties to this Agreement of interested persons of any such party, or by vote of a majority of the outstanding voting securities of the Fund, and (2) is specifically approved at least annually by the vote of a majority of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

                  (16) The Adviser shall indemnify and hold harmless the Portfolio Manager, its officers and partners and each person, if any, who controls the Portfolio Manager within the meaning of Section 15 of the Securities Act of 1933 (any and all such persons shall be referred to as "Indemnified Party"), against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any matter to which this Portfolio Manager's Agreement relates. However, in no case (i) is this indemnity to be deemed to protect any particular Indemnified Party against any liability to which such Indemnified Party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Portfolio Manager's Agreement or (ii) is the Adviser to be liable under this indemnity with respect to any claim made against any particular Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Portfolio Manager or such controlling persons.

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                           The Portfolio Manager shall indemnify and hold
harmless the Adviser and each of its directors and officers and each person if any who controls the Adviser within the meaning of Section 15 of the Securities Act of 1933, against any loss, liability, claim, damage or expense described in the foregoing indemnity, but only with respect to the Portfolio Manager's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Portfolio Manager's Agreement. In case any action shall be brought against the Adviser or any person so indemnified, in respect of which indemnity may be sought against the Portfolio Manager, the Portfolio Manager shall have the rights and duties given to the Adviser, and the Adviser and each person so indemnified shall have the rights and duties given to the Portfolio Manager by the provisions of subsection (i) and (ii) of this Paragraph 16.

                  (17) Except as otherwise provided in Paragraph 16 hereof and as may be required under applicable federal law, this Portfolio Manager's Agreement shall be governed by the laws of the State of Georgia.

                  (18) The Portfolio Manager agrees to notify the parties within a reasonable period of time regarding a material change in the partnership of the Portfolio Manager.

                  (19) The terms "vote of a majority of the outstanding voting securities," "assignment"and "interested persons," when used herein, shall have the respective meanings specified in the Investment Company Act of 1940 as now in effect or as hereafter amended.

                  (20) This Agreement is executed by the Trustees of the Fund, not individually, but rather in their capacity as Trustees under the Declaration of Trust made March 2, 1998. None of the Shareholders, Trustees, officers, employees, or agents of the Fund shall be personally bound or liable under this Agreement, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder but only to the property of the Fund and, if the obligation or claim relates to the property held by the Fund for the benefit of one or more but fewer than all Portfolios, then only to the property held for the benefit of the affected Portfolio.

                  (21) Unless otherwise permitted, all notices, instructions and advice with respect to security transactions or any other matters contemplated by this Agreement shall be deemed duly given when received in writing:

by the Portfolio Manager:  Wellington Management Company, LLP
                           75 State Street
                           Boston, MA  02109-1807

by the Adviser:            Enterprise Capital Management, Inc.
                           3343 Peachtree Road, N.E., Suite 450
                           Atlanta, GA  30326-1022

by the Fund:               Enterprise Accumulation Trust c/o Enterprise Capital Management, Inc.
                           3343 Peachtree Road, N.E., Suite 450
                           Atlanta, GA  30326-1022

or by such other person or persons at such address or addresses as shall be specified by the applicable party, in each case, in a notice similarly given. Each party may rely upon any notice or other communication from the other reasonably believed by it to be genuine.

                  (22) No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the Board of Trustees of the Fund in the manner required by the 1940 Act.

                  (23) Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

                  (24) Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

                  (25) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same agreement.

                  (23) This Agreement constitutes the entire agreement between the Portfolio Manager, the Adviser and the Fund relating to the Managed Portfolio.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized officers and their corporate seals hereunder duly affixed and attested, if applicable, as of the date first above written.

                                        ENTERPRISE ACCUMULATION TRUST
(SEAL)

ATTEST:  /s/ CATHERINE R MCCLELLAN      By: /s/ VICTOR UGOLYN
         -------------------------         ------------------------------------
                  Secretary                Victor Ugolyn, Chairman, President
                                           and Chief Executive Officer


                                        ENTERPRISE CAPITAL MANAGEMENT, INC.
(SEAL)

ATTEST:  /s/ CATHERINE R MCCLELLAN      By: /s/ VICTOR UGOLYN
         -------------------------         ------------------------------------
                  Secretary                Victor Ugolyn, Chairman, President
                                           and Chief Executive Officer


                                        WELLINGTON MANAGEMENT COMPANY, LLP

                                        By: /s/ JONATHAN M PAYSON
                                           ------------------------------------
                                        Name: Jonathan M. Payson
                                             ----------------------------------
                                        Title:  Senior Vice President
                                              ---------------------------------